UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

ABBOTT LABORATORIES

(Exact name of registrant as specified in charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

As previously disclosed in Abbott’s 2013 Annual Report on Securities and Exchange Commission Form 10-K, seven shareholder derivative lawsuits have been pending in a consolidated proceeding, In Re Abbott-Depakote Shareholder Derivative Litigation, before the United States District Court for the Northern District of Illinois against certain of Abbott’s current and former directors and members of senior management.  An eighth shareholder derivative lawsuit was consolidated in In Re Abbott-Depakote Shareholder Derivative Litigation on March 12, 2014.  On March 18, 2014, in connection with that consolidated proceeding, the court signed an “Order Preliminarily Approving Proposed Settlement, Directing The Issuance of Notice, And Setting A Final Settlement Hearing”.

A copy of the Notice of Proposed Settlement of Consolidated Derivative Actions, Final Settlement Hearing, and Right to Appear is filed as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	Notice of Proposed Settlement of Consolidated Derivative Actions, Final Settlement Hearing, and Right to Appear

Private Securities Litigation Reform Act of 1995 — A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,’’ to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2013, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: March 28, 2014	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Notice of Proposed Settlement of Consolidated Derivative Actions, Final Settlement Hearing, and Right to Appear